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                                                                    EXHIBIT 21.1




                     SUBSIDIARIES OF SURGE COMPONENTS, INC.


        Name of Entity                         Jurisdiction of Formation
        --------------                         -------------------------

        Surge/Challenge, Inc.                          New York
        Superus Holdings, Inc.                         Delaware